THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK INTO WHICH ALL OR A PORTION OF THE PRINCIPAL AMOUNT HEREOF AND INTEREST ACCRUED THEREON MAY BE CONVERTED MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED, OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, WEB2 CORP., a Delaware corporation (the “Maker”), promises to pay to the order of WILLIAM A MOBLEY, JR. (the “Payee”), the principal amount of One Hundred Fourteen Thousand Dollars ($114,000.00), together with simple interest on the principal amount of this Convertible Promissory Note (the “Note”) from time to time outstanding at the rate of eighteen percent (18%) per annum, on demand. . Interest on the principal amount of this Note shall be deemed to have commenced on December 20, 2007.

Pre-Payment. The principal amount of this Note and any interest accrued thereon may be prepaid in whole or in part at any time prior to demand without premium or penalty of any kind. Any amount paid to the Payee or other holder hereof (collectively, the “Holder”) shall be applied first to interest accrued to the date of such payment and then to the principal amount hereof then outstanding.

Security. Payment of this Note is secured by the collateral described in a certain Security Agreement of even date herewith by and between the Maker and the Payee (the “Security Agreement”).

Remedies. If the Maker shall for any reason fail to make any payment due hereunder upon demand therefor, then:

(1) at the option of the Holder, all amounts outstanding hereunder, whether principal, interest or otherwise, shall become immediately due and payable;

(2) simple interest shall accrue on the then outstanding principal amount hereof from the date of any such demand to the date of payment in full of the then outstanding principal amount hereof at the highest rate of interest permitted by the laws of the State of Florida;

(3) the Maker shall pay all reasonable costs and expenses of collection of this Note, including without limitation reasonable attorneys’ fees, costs and expenses, paid or incurred by the Holder hereof, whether paid or incurred in connection with collection by suit or otherwise; and

(4) the Holder shall be entitled to exercise any or all of his rights and remedies pursuant to the Security Agreement or otherwise as provided by law.

Conversion. At any time after August 6, 2008, all or any portion of the outstanding principal amount of this Note and interest accrued hereon may be converted into shares of common stock, par value $.001 per share, of the Maker (the “Common Stock”), at a conversion price of Two Cents ($0.02) per share of Common Stock (the “Conversion Price”).

Any such conversion shall take place upon the delivery by the Holder of written notice of conversion to the Maker, together with this Note marked “cancelled.” The Maker shall promptly deliver to the Holder one or more certificates representing the shares of Common Stock into which the principal amount of this Note shall have been so converted. If the Holder elects to convert a portion, but not all, of the principal amount of this Note, then the Maker shall also promptly deliver to the Holder a new promissory note substantially similar to this Note but reflecting the new principal amount thereof.

At all times after August 6, 2008, the Maker shall reserve and keep available out of its authorized, but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note as provided for herein. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to satisfy such conversion, then the Maker shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purpose.

If at any time after the date hereof the Maker declares or authorizes any dividend (other than a cash dividend), stock split, reverse stock split, combination, exchange of shares of Common Stock, or there occurs any recapitalization, reclassification (including any consolidation or merger of which the Maker is not the surviving corporation), sale of property or assets, reorganization or liquidation, or if the outstanding shares of Common Stock are changed into the same or a different number of shares of Common Stock of the same or another class or classes of stock of the Maker, then the Maker shall cause effective provision to be made so that the Holder shall, upon conversion of the principal amount of this Note following such event, be entitled to receive the number of shares of stock or other securities or the cash or property of the Maker (or of the successor corporation or other entity resulting from any consolidation or merger) to which the shares of Common Stock (and any other securities) deliverable upon the conversion of the principal amount of this Note would have been entitled if the principal amount of this Note had been converted immediately prior to the earlier of (a) such event and (b) the record date, if any, set for determining the shareholders entitled to participate in such event, and the Conversion Price shall be adjusted appropriately so that the aggregate amount payable by the Maker upon the full conversion of this Note remains the same.

The Maker shall not effect any recapitalization or reclassification unless, upon the consummation thereof, the successor corporation or entity shall by written instrument assume the obligation to deliver to the Holder the shares of stock, securities, cash or property that the Holder shall be entitled to acquire in accordance with the foregoing provisions, which instrument shall contain provisions calculated to ensure for the Holder, to the greatest extent practicable, the benefits provided for in this Note.

Registration of Securities. The Holder shall have the right at any time and from time to time to require the Maker to register this Note and the shares of Common Stock issuable upon conversion of all or any portion of this Note and interest accrued thereon for resale to the public under the Securities Act of 1933, as amended, and any applicable state securities or blue sky laws. Any request for such registration shall be made by delivery of written notice to the Maker. The Holder shall promptly furnish to the Maker such information as the Maker shall reasonably request to enable it to prepare and file any and all required registration statements and amendments thereto. Except as may be required by law, the Maker shall pay all fees and costs incurred in connection with the preparation and filing of any registration statement with the Securities and Exchange Commission and any applicable state securities authorities.

Waivers. The Maker and each endorser of this Note severally waives demand, protest, presentment and notice of maturity, non-payment or protest and any and all requirements necessary to hold each of them liable as a maker or endorser hereof.

The waiver by the Holder of the Maker’s prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default and the failure by the Holder to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

Governing Law. This Note shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof.

Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Note may not be modified, amended, altered or changed unless by a written instrument executed and delivered by the Maker.

Benefits; Binding Effect. This Note shall be for the benefit of, and shall be binding upon, the Maker and the Payee and their respective successors and assigns.

Jurisdiction and Venue. Any claim or dispute arising out of, connected with, or in any way related to this Note shall be instituted by the complaining party and adjudicated in a court of competent jurisdiction located in Orange County, Florida, and the Maker consents to the personal jurisdiction of, and venue in, such courts. In no event shall the Maker contest the personal jurisdiction of such courts or the venue of such courts. The Maker acknowledges that the provisions of this paragraph constitute a material inducement for the Payee to extend credit to the Maker as evidenced by this Note, and that but for the inclusion of such provision in this Note the Payee would not continue to extend credit to the Maker.

Waiver of Trial by Jury. In any suit for the collection of any amount, whether of principal, interest or otherwise, which shall have become due and payable under this Note, the Maker knowingly, voluntarily and intentionally waives any right which it may have to a trial by jury. The Maker acknowledges that the provisions of this paragraph constitute a material inducement for the Payee to extend credit to the Maker as evidenced by this Note, and that but for the inclusion of such provision in this Note the Payee would not continue to extend credit to the Maker.

Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

IN WITNESS WHEREOF, the Maker, by and through its undersigned officer thereunto duly authorized, has executed and delivered this Note on February 6, 2008.

WEB2 CORP.

By	/s/ Andre L. Forde
Andre L. Forde,
President and Chief Operating Officer